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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                JANUARY 14, 2002
                Date of Report (Date of earliest event reported)

                                DAVOX CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                  0-15578                02-0364368
         (State or other        (Commission File No.)      (IRS Employer
 jurisdiction of incorporation)                         Identification No.)

                               6 TECHNOLOGY DRIVE
                          WESTFORD, MASSACHUSETTS 01886
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (978) 952-0200

                                 Not applicable
         (Former name or former address, if changed since last report.)


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                                      -2-

Item 2.     Acquisition or Disposition of Assets
            ------------------------------------

         On January 14, 2002, Davox Corporation, a Delaware corporation ("Davox"), completed its acquisition of CellIt, Inc., a Florida corporation ("CellIt"), by means of a merger of AP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Davox, with and into CellIt pursuant to an Agreement and Plan of Merger dated as of January 10, 2002 (the "Merger Agreement"). The merger was effected by the simultaneous filing of a Certificate of Merger with the Secretary of State of Delaware and Articles of Merger and Plan of Merger with the Department of State of Florida on January 14, 2002. CellIt is a provider of comprehensive, unified customer interaction management solutions for contact centers.

         Promptly after the effective time of the merger, Davox will issue an aggregate of 544,366 shares of Davox common stock, par value $0.10 per share, and $9,259,313 in cash in exchange for all of the outstanding shares of capital stock of CellIt. Pursuant to the terms of the Merger Agreement, each outstanding share of capital stock of CellIt converted into the right to receive the following consideration:

               . Each outstanding share of CellIt Series A Preferred Stock was converted into the right to receive approximately 0.019 shares of Davox common stock and approximately $.269 in cash.

               . Each outstanding share of CellIt Series B Preferred Stock was converted into the right to receive approximately 0.044 shares of Davox common stock and approximately $.625 in cash.

               . Each outstanding share of CellIt Common Stock was converted into the right to receive a cash payment equal to approximately $0.095.

         Additionally, pursuant to the terms of the Merger Agreement, Davox made payments totaling $920,741 to satisfy certain obligations of Cellit.

         Each holder of CellIt capital stock who is otherwise entitled to a fraction of a share of Davox common stock will receive cash in lieu thereof. In accordance with the terms of the Merger Agreement and an Escrow Agreement, an aggregate of $2,230,000 in cash has been placed in an escrow account to secure certain indemnification obligations of CellIt under the Merger Agreement.

         The Davox common stock issued in connection with the merger was issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Davox used available cash on hand to pay for the cash portion of the merger consideration. The purchase price and terms for the transaction were determined in arms-length negotiations. Davox will account for the transaction under the purchase method of accounting.

         The terms of the merger are more fully described in the Merger Agreement and the Registration Rights Agreement, which are filed as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference.

Item 7.        Financial Statements, Pro Forma Financial Information and
               ---------------------------------------------------------
               Exhibits.

               (a)    Financial Statements of Business Acquired.
                      -----------------------------------------

               It is impracticable to provide the financial statements required by Item 7(a) of Form 8-K relating to the merger at the time this report is filed. Such required financial information will be filed as soon as practicable, but not later than March 29, 2002.

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                                      -3-

              (b)     Pro Forma Financial Information.
                     --------------------------------


              It is impracticable to provide the pro forma financial information required by Item 7(b) of Form 8-K relating to the merger at the time this report is filed. Such required pro forma financial information will be filed as soon as practicable, but not later than March 29, 2002.

              (c)     Exhibits.
                      --------

Exhibit No.           Description
- -----------           -----------

2.1 Agreement and Plan of Merger dated as of January 10, 2002 by and among Davox Corporation, AP Acquisition Corp., and CellIt, Inc.

10.1 Registration Rights Agreement dated as of January 14, 2002, by and among Davox Corporation and certain former stockholders of CellIt, Inc.

99.1                  Press Release dated as of January 10, 2002

99.2                  Press Release dated as of January 16, 2002

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DAVOX CORPORATION

January 28, 2002
                                    By: /s/ James D. Foy
                                        ---------------------------------------
                                        James D. Foy
                                        President and Chief Executive Officer

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                                  EXHIBIT INDEX



Exhibit No.     Description
- -----------     -----------
2.1             Agreement and Plan of Merger dated as of January 10, 2002 by and among Davox Corporation, AP Acquisition Corp., and CellIt, Inc.

10.1 Registration Rights Agreement dated as of January 14, 2002, by and among Davox Corporation and certain former stockholders of CellIt, Inc.

99.1            Press Release dated as of January 10, 2002.

99.2            Press Release dated as of January 16, 2002.